UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2011 (March 3, 2011)

U.S. PHYSICAL THERAPY, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-11151	76-0364866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 West Sam Houston Parkway South, Suite 300, Houston, Texas	77042
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 297-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02   RESULTS OF OPERATIONS AND FINANCIAL RESULTS

On March 3, 2011, U.S. Physical Therapy, Inc. (the “Company”) reported its results for the fourth quarter and year ended December 31, 2010. In addition, the Company issued earnings guidance for 2011 and announced that its board of directors declared an initial regular quarterly dividend of $.08 per share to holders of record of common stock as of the close of business on March 15, 2011 payable on March 30, 2011.  A copy of the press release is attached hereto as Exhibit 99.1.

While the Company intends to declare dividends in subsequent quarters, any future dividends will be at the discretion of the Company’s board of directors after taking into account various factors, including general economic and business conditions, tax considerations, the Company’s strategic plan, the results of operation and financial condition of the Company, the acquisition and expansion plans of the Company, any contractual, legal or regulatory restrictions on the payment of dividends, and such other factors as the board considers relevant.

ITEM 8.01   OTHER EVENTS

See Item 2.02 above.  On March 3, 2011, the Company announced a dividend of $.08 per share to holders of record of its common stock as of the close of business on March 15, 2011 payable on March 30, 2011.

Exhibits	Description of Exhibits

99.1	Registrant's press release dated March 3, 2011 announcing results for the fourth quarter and year ended December 31, 2010.*

*Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PHYSICAL THERAPY, INC.

Dated:	March 3, 2011	By: /s/ LAWRANCE W. MCAFEE
Lawrance W. McAfee
Chief Financial Officer
(duly authorized officer and principal financial
and accounting officer)

INDEX TO EXHIBITS

EXHIBIT	DESCRIPTION OF EXHIBIT

99.1	Press Release dated March 3, 2011.*

* Furnished herewith